1 FIFTH AMENDMENT TO THE CHURCHILL DOWNS INCORPORATED 2005 DEFERRED COMPENSATION PLAN (As Amended as of December 1, 2008) WHEREAS, Churchill Downs Incorporated (the “Company”) maintains the 2005 Churchill Downs Incorporated Deferred Compensation Plan, as amended as of December 1, 2008 (the “Plan”) for the benefit of its eligible employees; WHEREAS, effective June 24, 2021, the Company deems it necessary and desirable to amend the Plan to increase the cash out limit under the Plan; and WHEREAS, this Fifth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment. NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9.1 Amendment or Termination of the Plan, the Plan is hereby amended in the following respect, effective June 24, 2021: • Section 5.9[d] is hereby amended in its entirety to read as follows: [d] upon the Participant’s Separation From Service with the Employer and notwithstanding a Participant’s election to the contrary, to make a lump sum cash out by December 31 of the year of Separation From Service, or within 2 ½ months thereafter at the Employer’s sole discretion, of the remainder of the Participant’s Account, provided (1) all of the Participant’s accounts under any other plans, agreements, methods, programs or arrangements that must be aggregated pursuant to Treas. Reg. §1.409A-1(c)(2) are also terminated and liquidated, and (2) the payment is not greater than the applicable dollar limit in effect for the year of Separation From Service under Code §402(g)(1)(B). IN WITNESS WHEREOF, the Company has caused this Fifth Amendment to the Plan to be executed by its duly authorized representative this 24th day of June, 2021. CHURCHILL DOWNS INCORPORATED By: /s/ Charles G Kenyon Its: Senior Vice President, Human Resources 4842-4265-1118.1 / 067818-1001